UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012
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FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

In connection with the rights offering described in Item 8.01 of this report, on May 7, 2012, First National Corporation (the “Company”) entered into standby purchase agreements with eight individual investors (together, the “Standby Purchasers”) to purchase, upon expiration of the rights offering, certain of the shares of common stock not subscribed for pursuant to the exercise of basic subscription rights and over-subscription privileges in the rights offering.  Pursuant to the standby purchase agreements, the Company sold an aggregate of up to 425,000 shares of its common stock to the Standby Purchasers at a price of $4.00 per share, or an aggregate of up to $1.7 million.  No individual Standby Purchaser has agreed to purchase more than 125,000 shares of the Company’s common stock.  The shares were offered and sold in compliance with the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

The form of standby purchase agreement is included as Exhibit 99.1 to this report and is incorporated by reference into this Item 3.02.

Item 8.01               Other Events.

On May 9, 2012, the Company issued a press release announcing the commencement of an $11.8 million rights offering of its common stock to existing shareholders.   A copy of the Company’s press release is attached to this Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Form of Standby Purchase Agreement

99.2	Press Release dated May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 9, 2012	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Standby Purchase Agreement

99.2	Press Release dated May 9, 2012